Exhibit 99.1

Microbot Medical Appoints Seasoned Endovascular Sales Executive to Lead its U.S. Sales Activities for LIBERTY® Endovascular Robotic System

Mr. Paul Mullen Most Recently Served as the Director of Sales at Inari Medical which was Acquired by Stryker Corporation Earlier This Year

This Appointment Represents the Company’s First Commercial Hire as it Ramps Up Commercial Readiness in Anticipation of FDA Clearance during the Second Quarter of 2025

BRAINTREE, Mass., March 4, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, today announced the appointment of Paul Mullen, a seasoned medical device sales expert in the Endovascular space, to the newly created role of Vice President of Sales. Mr. Mullen has an extensive track record in sales, market development and management, and he will be responsible for leading the Company’s commercial sales in the United States. Mr. Mullen will report directly to Harel Gadot, the Company’s CEO, Chairman and President and his immediate responsibilities include building out the sales strategy and infrastructure to ensure a successful launch upon the FDA clearance. The Company reaffirms its expectation of the FDA decision during the second quarter of 2025.

Mr. Mullen has extensive market experience with medical devices for endovascular diseases, and has successfully launched innovative technologies and driven efficiencies across expansive sales territories. Prior to joining Microbot Medical, Mr. Mullen was Director of Sales at Inari Medical (acquired by Stryker Corporation on February 19, 2025, for $4.94 billion), a provider of medical products designed for the endovascular treatment of deep vein thrombosis (DVT) and pulmonary embolisms (PE). Mr. Mullen was integral in launching multiple breakthrough devices while at Inari, including the first FDA-cleared thrombectomy device for pulmonary embolism. Most recently, he was tasked with launching two new devices to treat chronic venous disease which affects over 1,000,000 patients in the United States. Prior to that he was at Philips Volcano, the endovascular division of the medical company that specializes in image-guided therapy products, where he launched multiple new technologies and generated sales of coronary and peripheral atherectomy product lines. Prior to that, he was the Southeast Regional Sales Manager at LeMaitre Vascular, Inc., a provider of devices for the surgical treatment of peripheral vascular disease, where he managed a team of direct sales representatives focused on vascular surgeons, C-suites and Value Analysis Committees.

“The appointment of Paul, with his extensive commercial experience in the endovascular space, is another cornerstone in the efforts to build our commercial infrastructure in anticipation of FDA clearance during Q2 of this year,” commented Mr. Gadot. “Paul has an impressive track record of launching new products and developing new markets in the endovascular space. His demonstrated success and excellent leadership qualities are key attributes we prioritized in our search for a U.S. sales leader. I look forward to his contributions as we develop our sales strategy and execute on our business goals.”

About Microbot Medical®

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics through the development of the world’s first single-use, fully disposable endovascular robotic system. Microbot Medical® aims to improve the quality of care for millions of patients and providers globally by eliminating barriers to access for advanced robotic technologies in the endovascular space.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic System, including its potential telesurgery feature, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will grant 510(k) clearance to commercially market the LIBERTY® Endovascular Robotic System in the United States, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact: IR@microbotmedical.com